Exhibit 99.1

AMENDED AND RESTATED

CERTIFICATE OF DESIGNATION

OF

SERIES A PREFERRED STOCK

OF

FUND AMERICAN COMPANIES, INC.

Pursuant to Section 151 of the General Corporation Law
of the State of Delaware

FUND AMERICAN COMPANIES, INC., a Delaware corporation (the Corporation”), certifies that pursuant to the authority contained in its Certificate of Incorporation, as amended, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors (the “Board of Directors”) has adopted the following resolution creating a series of its preferred stock, par value $1.00 per share, designated as Series A Preferred Stock:

RESOLVED, that a series of the class of authorized preferred stock, par value $1.00 per share, of the Corporation be hereby created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

Section 1.  Designation and Amount.  The shares of such series shall be designated as the “Series A Preferred Stock” (the “Series A Preferred Stock”) and the number of shares constituting such series shall be 300,000.

Section 2.  Dividends and Distribution.  (a)  The holders of shares of Series A Preferred Stock, in preference to the holders of shares of the common stock, par value $1.00 per share (the “Common Stock”), of the Corporation and of any other shares of any other class or series of capital stock of the Corporation (such Common Stock and other capital stock to be referred to collectively as “Junior Stock”), shall be entitled to receive, when, as and if declared by the Board of Directors out of net profits or net assets of the Corporation legally available for the payment of dividends, cumulative dividends payable in cash at the quarterly rate of $23.5475 per share, and no more, in equal quarterly payments on March 31, June 30, September 30 and December 31 (or if any of such days is not a Business Day, the Business Day next preceding such day) in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date” and any dividend not paid on such date being referred to herein as “past due”), commencing on the first Quarterly Dividend Payment Date, which is expected to be March 31, 2001.  The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be no more than 60 days nor less than 10 days prior to the date fixed for the payment thereof.

(b)  Dividends payable pursuant to paragraph (a) of this Section 2 shall begin to accrue and be cumulative from the date of original issue of the Series A Preferred Stock.  The amount of dividends so payable shall be determined on the basis of a 91.25 day quarter.  On the first Quarterly Dividend Payment Date, the holders of shares of Series A Preferred Stock shall be entitled pursuant to this paragraph (b) to receive, when, as and if declared by the Board of Directors out of the net profits or net assets of the Corporation legally available for the payment of dividends, a cumulative cash dividend per share in the amount of (i) $23.5475 multiplied by (ii) a fraction equal to the number of days from (but not including) such date of original issue to (and including) the first Quarterly Dividend Payment Date divided by 91.25, and no more.

(c)  If any applicable dividend payment or redemption payment is not made on a Quarterly Dividend Payment Date or the date set for such redemption, respectively, thereafter all such dividend payments and redemption payments that are past due and unpaid shall accrue and accumulate additional dividend amounts at a quarterly rate of 2.35475% compounded each quarter with respect to any amounts past due, with the amount of such additional dividend amounts added to such amounts past due until all such amounts past due shall have been paid in full (or declared and funds sufficient therefor Set Apart for Payment).

(d)  If any dividend or redemption payment on the Series A Preferred Stock is not paid when due, the Corporation shall be prohibited from declaring, paying or setting apart for payment any dividends or making any other distributions on any Junior Stock, and from redeeming, purchasing or otherwise acquiring (or making any payment to or available for a sinking fund for the redemption, purchase or other acquisition of any shares of such stock) (either directly or through any Subsidiary) any shares of Junior Stock, until all (i) Accrued Dividends and (ii) redemption payments that are past due are paid in full.  Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such Accrued Dividends payable and due on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

(e)  The holders of shares of Series A Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided in this Certificate of Designation.

Section 3.  Voting Rights.  The holders of shares of Series A Preferred Stock shall have no voting rights, and their consent shall not be required for the taking of any corporate action, except:

(a)  for any voting rights provided in the Corporation’s Certificate of Incorporation, as it may be amended or restricted from time to time (the “Certificate of Incorporation”);

(b)  for any voting rights required by the General Corporation Law of the State of Delaware; and

(c)  for so long as any shares of Series A Preferred Stock shall be outstanding, the Corporation shall not amend, alter or repeal the Certificate of Incorporation or this Certificate of Designation or otherwise alter or change the preferences, rights or powers of the Series A Preferred Stock, in each case in a manner that adversely affects the preferences, rights or powers of the Series A Preferred Stock or increases the authorized number of shares of Series A Preferred Stock, without first obtaining the consent or approval of the holders of at least two-thirds of the number of then-outstanding shares of Series A Preferred Stock, voting as a single class, given in person or by proxy at a meeting at which the holders of such shares shall be entitled to vote separately as a class, or by written consent.

Section 4.  Certain Restrictions.  So long as any shares of Series A Preferred Stock are outstanding, the Corporation and its Subsidiaries shall not declare or pay any dividend or distribution on Junior Stock or repurchase any shares of Junior Stock or make any loan to, or guarantee any indebtedness of, White Mountains Insurance Group, Ltd. (“WTM”) or any Subsidiary of WTM (other than the Corporation or any of its Subsidiaries), without the written consent of the holders of a majority of the number of outstanding shares of Series A Preferred Stock, unless the amount of such dividend, distribution, repurchase, loan or guarantee by the Corporation or a Subsidiary of the Corporation is less than, without duplication, (a) the sum of (i) the Corporation’s aggregate consolidated net income (determined in accordance with United States generally accepted accounting principles) since January 1, 2001, and (ii) the aggregate fair market value of any contributions made by WTM or any Subsidiary of WTM (other than the Corporation or any of its Subsidiaries) since November 30, 2004 to the Corporation or any of its Subsidiaries as either a purchase of Junior Stock or a capital contribution in respect of existing Junior Stock, which contributions were not required to be made by WTM or any such Subsidiary of WTM by any contract or agreement between WTM and the Corporation in existence on November 30, 2004 minus (b) the sum of (x) the aggregate dividends and distributions previously paid by the Corporation since January 1, 2001 (provided that, for this purpose, the distribution to Fund American Enterprises Holdings, Inc., a Delaware corporation, of (A) all of the outstanding shares of White Mountains Re Holdings, Inc., a Delaware corporation (“WTM Re Holdings”), (B) all of the outstanding shares of Esurance, Inc., a Delaware corporation (“Esurance”), owned by the Corporation, (C) the $42,600,000 promissory note (plus accrued interest and related charges thereon), issued by Esurance, dated as of March 8, 2001, (D) the 3-year, $150,000,000 note (plus accrued interest and related charges thereon) issued by White Mountains Re Group, Ltd., a company existing under the laws of Bermuda, dated as of December 10, 2003, (E) the 7-year, $150,000,000 senior debenture (plus accrued interest and related charges thereon) issued by WTM Re Holdings, dated as of November 30, 2004, (F) the 10-year, $150,000,000 senior debenture (plus accrued interest and related charges thereon) issued by WTM Re Holdings, dated as of November 30, 2004 and (G) the 30-year, $200,000,000 junior subordinated debenture

(plus accrued interest and related charges thereon) issued by WTM Re Holdings, dated as of November 30, 2004, shall be deemed to be a distribution of $200.0 million), (y) any Accrued Dividends that are past due and any past due dividends then due to be paid on equity securities of the Corporation other than the Common Stock (except to the extent that any such Accrued Dividends or past due dividends otherwise reduce the Corporation’s aggregate consolidated net income) and (z) the aggregate principal amount of any other then outstanding indebtedness (plus accrued interest and other related charges thereon) of WTM or any Subsidiary of WTM (other than the Corporation or any of its Subsidiaries) guaranteed by or payable to the Corporation or any of its Subsidiaries (other than guarantees or indebtedness permitted by the proviso hereto); provided, however, that notwithstanding this restriction and in addition to what is permitted pursuant thereto, unless prohibited by Section 2(d) hereof, (1) aggregate dividends not in excess of $20.0 million (in addition to any dividends paid on the Series A Preferred Stock) may be paid by the Corporation in each of calendar years 2001, 2002 and 2003 and (2) the Corporation or any of its Subsidiaries may make loans to WTM or any Subsidiary of WTM (other than the Corporation or any of its Subsidiaries) and unconditionally guarantee payment of indebtedness (plus accrued interest and other related charges thereon) of WTM or any such Subsidiary of WTM (provided any demand for payment in connection with amounts guaranteed must first be made on WTM or the applicable Subsidiary of WTM, unless WTM or the applicable Subsidiary of WTM is the subject of a voluntary or involuntary proceeding under Federal or state bankruptcy, insolvency or similar law) of up to $150.0 million principal amount in such loans and guaranteed indebtedness.  For the avoidance of doubt, this Section 4 shall not prohibit any transactions between the Subsidiaries of the Corporation or between the Corporation and any of its Subsidiaries.

Section 5.  Redemption.  (a)  On May 31, 2008 (the “Redemption Date”), if any shares of Series A Preferred Stock remain outstanding, the Corporation shall (i) redeem all outstanding shares of Series A Preferred Stock by paying therefor in cash $1,000 per share and (ii) cause the declaration, as payable, of all Accrued Dividends on the outstanding shares of Series A Preferred Stock to the Redemption Date and shall pay all such declared Accrued Dividends.  The amount payable in connection with the redemption of all of the outstanding shares of Series A Preferred Stock pursuant to this Section 5 shall be referred to as the “Redemption Price”.  For the period beginning on the first day after the immediately preceding Quarterly Dividend Payment Date and ending on the Redemption Date, the holders of shares of Series A Preferred Stock shall be entitled to receive a cash dividend per share in the amount of (i) $23.5475 multiplied by (ii) a fraction equal to the number of days in such period divided by 91.25.  Except as provided in this Section 5(a), the Corporation shall not have any right or obligation to redeem any share of Series A Preferred Stock.

(b)  Notice of the redemption of shares of Series A Preferred Stock pursuant to Section 5(a) shall be mailed no more than 60 days nor less than 30 days prior to the Redemption Date to each holder of shares of Series A Preferred Stock to be redeemed, at such holder’s address as it appears on the transfer books of the Corporation.

In order to facilitate the redemption of shares of Series A Preferred Stock, the Board of Directors may fix a record date for the determination of shares of Series A Preferred Stock to be redeemed no more than 60 days nor less than 30 days prior to the Redemption Date.

(c)  On or prior to the Redemption Date, the Corporation shall Set Apart for Payment the Redemption Price and thereafter the shares of Series A Preferred Stock shall be deemed to have been redeemed on the Redemption Date, whether or not the certificate(s) for such shares of Series A Preferred Stock shall be surrendered for redemption and cancelled.  Upon surrender to the Corporation by the holders of such certificate(s) for shares of Series A Preferred Stock, the Corporation shall cause the Redemption Price to be paid to such holders.

Section 6.  Reacquired Shares.  Any shares of Series A Preferred Stock redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof, and, if necessary to provide for the lawful redemption or purchase of such shares, the capital represented by such shares shall be reduced in accordance with the General Corporation Law of the State of Delaware.  All such shares shall upon their cancellation become authorized but unissued shares of preferred stock, par value $1.00 per share, of the Corporation and may be reissued as part of another series of preferred stock, par value $1.00 per share, of the Corporation.

Section 7.  Liquidation, Dissolution or Winding Up.  (a)  If the Corporation shall adopt a plan of liquidation or of dissolution, or commence a voluntary case under the Federal bankruptcy laws or any other applicable state or Federal bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in any involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due and on account of such event the Corporation shall liquidate, dissolve or wind up, or upon any other liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of Junior Stock, unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $1,000 per share plus all Accrued Dividends thereon to the date of such payment.

(b)  Neither the consolidation, merger or other business combination of the Corporation with or into any other Person or Persons nor the sale, lease, exchange or conveyance of all or any part of the property, assets or business of the Corporation to a Person or Persons shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 7.

Section 8.  Rank.  The Series A Preferred Stock shall rank, with respect to preferences and relative, participating, optional and other special rights of the shares of such series and the qualifications, limitations and restrictions thereof, including, without limitation, with respect to the payment of dividends and redemption payments and the distribution of assets, whether upon liquidation or otherwise, prior to all shares of Junior Stock of the Corporation.

Section 9.  Definitions.  For the purposes of this Certificate of Designation:

“Accrued Dividends”, with respect to a particular date (the “Applicable Date”), means all unpaid dividends payable pursuant to Section 2 and/or Section 5, whether or not declared, accrued to the Applicable Date, including any additional dividend amounts accrued on past due dividend or redemption payments pursuant to Section 2(c).

“Business Day” means any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“Person” shall mean any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a trust or other entity.

“Set Apart for Payment” shall mean the Corporation shall have deposited with a bank or trust company doing business in the Borough of Manhattan, the City of New York, and having a capital and surplus of at least $50,000,000, in trust for the exclusive benefit of the holders of shares of Series A Preferred Stock, funds sufficient to satisfy the Corporation’s payment obligation.

“Subsidiary” of any Person means any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

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IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Designation to be duly executed by its [                      ] and attested to by its Secretary and has caused its corporate seal to be affixed hereto, this          day of                , 2004.

FUND AMERICAN COMPANIES, INC.

By

ATTEST:

Secretary